Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Reflect Scientific, Inc. (the “Registrant”) on Form 10-KSB/A-2 for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Kim Boyce, CEO and President and Kevin Cooksy, Secretary/Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	May 23, 2007	By:	/s/Kim Boyce
Kim Boyce, President and Director

Date:	May 23, 2007	By:	/s/Kevin Cooksy
Kevin Cooksy, Secretary/Treasurer